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                               SECURITY AGREEMENT


        Agreement made as of _____________________, 2006, between St. John's Realty Corporation, with a mailing address in care of Austern & Austern, P.C., P.O. Box 558, 2 Taconic Court, Wading River, New York 11792 (hereinafter referred to as "Debtor"), and Lilac Ventures Master Fund Ltd., with a mailing address c/o Omicron Capital, LP, 650 Fifth Avenue, 24th Floor, New York, New York 10019, as agent for the Secured Parties listed on Schedule A (hereinafter referred to as "Creditor").

        In consideration of the mutual covenants and promises set forth herein, the parties agree as follows:

        1.      CREATION OF SECURITY INTEREST.

                Debtor grants to Creditor a first security interest in the collateral described in Section Two, to ensure the performance and payment of Debentures by the Debtor to the Secured Parties of this date in the initial aggregate amount of Two Million Five Hundred Thousand Dollars ($2,500,000) (the "Debentures"), and performance of a Securities Purchase Agreement and a Loan Agreement between Debtor and Creditor of even date, as they may be amended, and any additional Debentures issued to the Creditors. (All capitalized words not defined in this agreement shall be defined as described in the Loan Agreement.) The Debentures, Securities Purchase Agreement, Loan Agreement, and all documents executed thereunder by any of the Borrowers are referred to as the "Loan Documents.")

        2.      DESCRIPTION OF COLLATERAL.


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                The collateral that is subject to this security interest
consists of the personal property of the

Debtor of the following description:

                        The following properties, assets and rights of the
                Debtor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the "Collateral"): all personal and fixture property of every kind and nature including without limitation all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents, accounts (but excluding health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles).

        3.      OBLIGATIONS OF DEBTOR.

                a. PAYMENT. Debtor shall pay to Creditor the sum evidenced by the Debentures, or any extensions or renewals thereof, in accordance with the terms of the Debentures, and all other amounts due Creditor under the Loan Agreement, and the Securities Purchase Agreement.

                b. FINANCING STATEMENTS. At the request of the Creditor, the Debtor will file all necessary financing statements and other instruments in a form satisfactory to Creditor, and will pay the cost of filing such statements, to perfect Creditor's security interest in the Collateral.

                c. LOCATION AND IDENTIFICATION OF COLLATERAL. Debtor will not remove the Collateral from its places of business located at Long Island City, New York, and Plymouth and Groton, New Hampshire, without the written consent of the Creditor.

                d. MAINTENANCE OF COLLATERAL. Debtor will not, without the written consent of Creditor, sell, lease, encumber, or otherwise dispose of any interest in the Collateral, and Debtor shall keep the Collateral in good order and repair. Creditor shall have the right to inspect the Collateral at reasonable times, upon reasonable notice.

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                e.      INSURANCE. Debtor shall insure the Collateral to the
satisfaction of the Creditor. Such insurance shall be for the benefit of the Debtor and Creditor as their interests may appear.

                f. TAXES. Debtor shall pay promptly all taxes and assessments levied on the Collateral.

                g. RECORDS AND ACCOUNTS. Debtor shall keep an accurate record of the Collateral and will deliver a copy of such records to the Creditor at such intervals as the Creditor may reasonably require.

                h. ADDITIONAL LIENS. Debtor will not grant or incur any other lien, security interest, or other encumbrance on the Collateral without Creditor's prior written consent.

        4. REPRESENTATIONS OF DEBTOR. In addition to any representations and warranties contained in the Loan Agreement, Debtor represents and warrants that it is a corporation organized under the laws of Delaware.

        5. DEFAULT. If Debtor fails to pay when due any amount payable on the Debentures, fails to perform any of the provisions of this agreement, the Loan Agreement, or the Securities Purchase Agreement, or any representation or warranty is materially false, and upon lapse of any applicable grace periods contained in the Loan Documents, Debtor shall be in default. In addition to all rights granted the Creditor under the note and Loan Agreement, Creditor may exercise any and all of the rights granted by Part 6 of NHRSA 382-A, Article 9, as to Collateral in New Hampshire, and any equivalent section of the Uniform Commercial Code in effect in the State of New York as to any other Collateral. Creditor shall be entitled to collect from Debtor, and to deduct from the proceeds of

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the sale of the Collateral, its expenses incurred in enforcing this agreement, including reasonable attorneys' fees and legal expenses.

                Written notice mailed to Debtor ten (10) days before public or private sale of the collateral shall constitute reasonable notice. Creditor may require Debtor to assemble the collateral and to make it available to Creditor at a designated place reasonably convenient to both parties. The Secured Parties may purchase the collateral at a private sale.

        6. NEW HAMPSHIRE AGREEMENT. This security agreement shall be construed according to NHRSA 382-A and all other applicable laws of the State of New Hampshire.

        IN WITNESS WHEREOF, the parties have executed this agreement on the date written above.

                                          St. John's Realty Corporation


                                          By: __________________________________
                                                 Frank Nocito, President


                                          Lilac Ventures Master Fund Ltd., agent


                                          By: __________________________________





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